Exhibit 10.4
FULLERTON SUBSCRIPTION AGREEMENT AMENDMENT LETTER
Barclays PLC
1 Churchill Place
London
E14 5HP
Registered in England no 48839. Registered office as above

To:	CLOVER INVESTMENTS (MAURITIUS) PTE LTD Les Cascades Building Edith Cavell Street Port Louis Mauritius

CENTAURA INVESTMENTS (MAURITIUS) PTE LTD Les Cascades Building Edith Cavell Street Port Louis Mauritius

BAYTREE INVESTMENTS (MAURITIUS) PTE LTD Les Cascades Building Edith Cavell Street Port Louis Mauritius

FULLERTON MANAGEMENT PTE LTD 60b Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891

JPMORGAN CAZENOVE LIMITED 20 Moorgate London EC2R 6DA
13 August 2007
Dear Sirs
Fullerton Subscription Agreement — Amendments
We refer to the Fullerton Subscription Agreement dated 23 July 2007 entered into by Barclays PLC, Clover Investments (Mauritius) Pte Ltd, Centaura Investments (Mauritius) Pte Ltd,

Baytree Investments (Mauritius) Pte Ltd, Fullerton Management Pte Ltd and JPMorgan Cazenove Limited (the “Fullerton Subscription Agreement”). Terms used in the Fullerton Subscription Agreement shall have the same meaning in this letter.
The parties hereto wish to vary the Fullerton Subscription Agreement as follows:
1.	Clause 3 of the Fullerton Subscription Agreement shall be deleted and replaced in its entirety with the following new Clause 3:

“The Third Investor hereby agrees to subscribe for a warrant in respect of 60,897,436 new Barclays Ordinary Shares at the Warrant Subscription Price on the date hereof and pay the Warrant Subscription Price to Barclays on such date.”

2.	The definition of First JerseyCo Ordinary Shares shall be deleted and replaced in its entirety with the following new definition:

““First JerseyCo Ordinary Shares” means the 11 fully paid no par value ordinary shares in the capital of JerseyCo issued to JPMC in connection with the First Subscription;”

3.	The definition of Second JerseyCo Ordinary Shares shall be deleted and replaced in its entirety with the following new definition:

““Second JerseyCo Ordinary Shares” means the 5 fully paid no par value ordinary shares in the capital of JerseyCo issued to JPMC in connection with the Second Subscription;”

4.	Clause 4(b) of the Fullerton Subscription Agreement shall be deleted and replaced in its entirety with the following new Clause 4(b):
“(b)	pay an amount equal to the product of the Share Subscription Price in respect of the First Subscription Shares and the applicable number of First Subscription Shares to JPMC as early as practicable on the First Subscription Date with the intention that such payment be made not later than 10.00 a.m.”
5.	Clause 5.6 of the Fullerton Subscription Agreement shall be deleted and replaced in its entirety with the following new Clause 5.6:
“5.6	As early as practicable on the Second Subscription Date (with the intention that the following shall take place not later than 10.00 a.m.):
5.6.1	the Second Investor will pay, or cause to be paid, to JPMC an amount equal to the product of the Subscription Price and the Second Subscription Shares; and

5.6.2	JPMC will transfer, or cause to be transferred, to the extent it and the Bookrunners receive such amounts from Placees from its account and the Bookrunners’ accounts for the benefit of Placees to JPMC’s own account an amount equal to the product of the

Placing Price and the number of Placing Shares less the amounts which are payable to JPMC by Barclays in connection with the Placing, in both cases in pounds sterling in immediately available funds.”
6.	Clause 9.2 of the Fullerton Subscription Agreement shall be deleted and replaced in its entirety with the following new Clause 9.2:
“9.2	Barclays undertakes to and agrees with the First Investor, the Second Investor and JPMC that, subject to the conditions set out in Clause 2:
9.2.1	on the First Subscription Date, it will allot and issue the First Subscription Shares to Cazenove Nominees Limited who will hold such shares as nominee for the First Investor pending delivery of legal title to the First Investor, Nortrust Nominees Ltd., or such other nominee as may be notified to JPMC in writing (including through CREST), in accordance with the directions of the First Investor, pursuant to this Agreement; and

9.2.2	on the Second Subscription Date, it will allot and issue:
(a)	the Second Subscription Shares to Cazenove Nominees Limited who will hold such shares as nominee for the Second Investor pending delivery of legal title to the Second Investor, Nortrust Nominees Ltd., or such other nominee as may be notified to JPMC in writing (including through CREST), in accordance with the directions of the Second Investor, pursuant to this Agreement; and

(b)	the Placing Shares in accordance with the directions of JPMC, in each case on terms that upon such allotment becoming unconditional the relevant new Barclays Ordinary Shares shall be credited as fully paid and shall rank pari passu in all respects with, and be identical to, the existing Barclays Ordinary Shares then in issue including the right to receive all dividends and distributions declared, made or paid in respect of such Barclays Ordinary Shares after the date of allotment of the relevant new Barclays Ordinary Shares.”
7.	The following new Clause 9.3 shall be inserted into the Fullerton Subscription Agreement and the existing Clause 9.3 shall be renumbered as Clause 9.4:
“9.3	JPMC undertakes to and agrees with the First Investor and the Second Investor that:
9.3.1	on the First Subscription Date and immediately after allotment and issue by Barclays of the First Subscription Shares in accordance with Clause 9.2.1, against payment in accordance with Clause 4(b) it will procure that Cazenove Nominees Limited transfers the First Subscription Shares to Nortrust Nominees Ltd., or such other nominee as may be notified to JPMC in writing, who will hold such shares as nominee for the First Investor pending delivery of legal title to the First Investor (including through CREST), in accordance with the directions of the First Investor, pursuant to this Agreement; and
9.3.2	on the Second Subscription Date and immediately after allotment and issue by Barclays of the Second Subscription Shares in accordance with Clause 9.2.2, against payment in accordance with Clause 5.6.1 it will procure that Cazenove Nominees Limited transfers the Second Subscription Shares to Nortrust Nominees Ltd., or such other nominee as may be notified to JPMC in writing, who will hold such shares as nominee for the Second Investor pending delivery of legal title to the Second Investor (including through CREST), in accordance with the directions of the Second Investor, pursuant to this Agreement.”
8.	The following new Clause 9.5 shall be inserted into the Fullerton Subscription Agreement:
“9.5	In the case of the relevant Subscription Shares in accordance with Clause 9.2, following registration, without registration fee, of the nominee referred to in Clause 9.2 in accordance with Clause 9.4, Barclays shall procure that the Registrar will, without delay on each day of Admission, effect the registration, without registration fee, of the nominee referred to in Clause 9.3 and shall procure that such relevant Subscription Shares are credited to the account or accounts in the CREST System (without charging any administration fee).”
9.	Clauses 17.1.2, 17.1.3 and 17.1.4 specify a facsimile number for service of notices under the Fullerton Subscription Agreement to the First Investor, the Second Investor and the Third Investor. The facsimile number that appears in each of these clauses should be amended such that the correct facsimile number for service of notices to each of the First Investor, the Second Investor and the Third Investor will be +230 212 9833.
This letter may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when executed shall constitute an original, but all of which shall together constitute one and the same instrument. The provisions of the Fullerton Subscription Agreement will, except as amended by this letter, continue in full force and effect.
This letter shall be governed by and construed in all respects in accordance with English law.

Yours faithfully,

for and on behalf of Barclays PLC
We, Clover Investments (Mauritius) Pte Ltd, hereby acknowledge and agree the changes to the Fullerton Subscription Agreement set out in this letter:

for and on behalf of Clover Investments (Mauritius) Pte Ltd

Date:
We, Centaura Investments (Mauritius) Pte Ltd, hereby acknowledge and agree the changes to the Fullerton Subscription Agreement set out in this letter:

for and on behalf of Centaura Investments (Mauritius) Pte Ltd

Date:
We, Baytree Investments (Mauritius) Pte Ltd, hereby acknowledge and agree the changes to the Fullerton Subscription Agreement set out in this letter:

for and on behalf of Baytree Investments (Mauritius) Pte Ltd

Date:

We, Fullerton Management Pte Ltd, hereby acknowledge and agree the changes to the Fullerton Subscription Agreement set out in this letter:

for and on behalf of Fullerton Management Pte Ltd

Date:
We, JPMorgan Cazenove Limited, hereby acknowledge and agree the changes to the Fullerton Subscription Agreement set out in this letter:

for and on behalf of JPMorgan Cazenove Limited

Date: